Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84961) and Registration Statement on Form S-8 (No. 333-89789) of our report dated March 5, 2002 (with respect to last paragraph of Note 1, April 15, 2002) on the financial statements of NUWAVE Technologies, Inc. included in the Annual Report on Form 10-KSB of NUWAVE Technologies, Inc. for the year ended December 31, 2001.


Richard A. Eisner & Company, LLP


Florham Park, New Jersey
April 15, 2002